Exhibit 10.84
GUARANTEE
     GUARANTEE, dated as of February 28, 2009 (this “Guarantee”), by NRG Energy, Inc., a Delaware corporation (the “Guarantor”), in favor of Reliant Energy, Inc., a Delaware corporation (the “Guaranteed Party” and together with the Guarantor, the “Parties”, and each a “Party”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Purchase Agreement (as hereinafter defined).
     1. GUARANTEE. To induce the Guaranteed Party to (i) enter into (x) an LLC Membership Interest Purchase Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”; capitalized terms used but not defined herein shall have the meaning ascribed to them in the Purchase Agreement) by and among NRG Retail LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Guarantor (“Acquisition Sub”), and the Guaranteed Party, pursuant to which Acquisition Sub will purchase and take assignment and delivery from the Guaranteed Party of the Company Interests,(y) the Transition Services Agreement and (z) the Integration Planning Agreement and (ii) cause Reliant Energy Corporate Services, LLC to enter into the Sublease Agreement referred to in Section 3.2(k) of the Purchase Agreement with RERR (all such documents and agreements, together with the Purchase Agreement, collectively, the “Guaranteed Agreements”) Guarantor, intending to be legally bound, and for sufficient and appropriate consideration, the receipt of which is hereby acknowledged, hereby absolutely, irrevocably and unconditionally, guarantees to the Guaranteed Party the due and punctual observance, payment, performance and discharge of payment when due of any and all obligations of Acquisition Sub to the Guaranteed Party that may arise, from time to time, pursuant to the terms and conditions set forth in the Guaranteed Agreements (each, an “Obligation” and collectively, the “Obligations”). Without limiting the foregoing, Guarantor hereby agrees to (A) cause Acquisition Sub to comply with the Guaranteed Agreements and (B) pay and perform each and every Obligation, and further agrees that if Acquisition Sub shall in any respect commit any breach of, or fail to timely fulfill any of the terms of, any Guaranteed Agreement, then Guarantor shall promptly perform and fulfill each and every term of the Guaranteed Agreements which has not been performed and fulfilled by the Acquisition Sub. All payments hereunder shall be made in lawful money of the United States, in immediately available funds. The Guarantor promises and undertakes to make all payments hereunder free and clear of any deduction, offset, defense, claim or counterclaim of any kind (other than defenses to the payment of the Obligations that are available to Acquisition Sub or its Affiliates under the applicable terms of the Guaranteed Agreements). From and after the Closing for the purposes of this Guarantee, (A) with respect to the Obligations pursuant to the Transition Services Agreement, the term “Acquisition Sub” shall also be deemed to mean Reliant Energy Retail Holdings, LLC and (B) with respect to the Obligations pursuant to the Sublease Agreement referred to in Section 3.2(k) of the Purchase Agreement, the term “Acquisition Sub” shall also be deemed to mean RERR.
     If Acquisition Sub is in breach of its Obligations beyond any applicable cure or grace periods, then the Guaranteed Party may at any time and from time to time, at the Guaranteed Party’s option, and so long as Acquisition Sub remains in breach of its Obligations, take any and all actions available hereunder or under applicable Law to collect on and enforce the Guarantor’s liabilities and obligations hereunder in respect of such Obligations.

     Subject to and in furtherance of the foregoing, the Guarantor acknowledges that the Guaranteed Party may, in its sole discretion, bring and prosecute a separate action or actions against the Guarantor for the full amount of the Obligations then due and owing pursuant to the terms hereof, regardless of whether any action is brought against Acquisition Sub or whether Acquisition Sub is joined in any such action or actions.
     2. NATURE OF GUARANTEE. The Guarantor’s liability hereunder is absolute, unconditional, irrevocable and continuing irrespective, without limitation, of (a) any lack of validity or enforceability of any Guaranteed Agreement or (b) any modification, amendment or waiver of, or any consent to departure from, any Guaranteed Agreement that may be agreed to by Acquisition Sub (even if the Obligations are expanded or extended thereby). Without limiting the foregoing, the Guaranteed Party shall not be obligated to file any claim relating to the Obligations in the event that Acquisition Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Guaranteed Party in respect of the Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Obligations as if such payment had not been made. This Guarantee is an unconditional and continuing guarantee of payment and performance of the Obligations and not of collection of the Obligations.
     3. CHANGES IN OBLIGATIONS, CERTAIN WAIVERS.
          (a) The Guarantor agrees that the Guaranteed Party may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment or performance of any of the Obligations (provided that any amendment to any Guaranteed Agreement shall be subject to the written consent of Acquisition Sub), and may also make any agreement with Acquisition Sub for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, without in any way impairing or affecting such Guarantor’s obligations under this Guarantee. The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure or delay on the part of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Acquisition Sub; (ii) any change in the time, place or manner of payment of any of the Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of any Guaranteed Agreement that may be agreed to by Acquisition Sub or any agreement evidencing, securing or otherwise executed in connection with any of the Obligations (even if the Obligations are expanded or extended thereby); (iii) any change in the time, place or manner of payment of any of the Obligations or any rescission, waiver, compromise, consolidation, forbearance or other similar modification of any of the terms or provisions of any Guaranteed Agreement that may be granted by the Guaranteed Party (even if the Obligations are extended thereby); (iv) the addition, substitution or release of any entity or other Person interested in the transactions contemplated by any Guaranteed Agreement; (v) any change in the corporate existence, structure or ownership of Acquisition Sub or any other Person interested in the transactions contemplated by any Guaranteed Agreement; (vi) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Acquisition Sub or any other Person interested in the transactions contemplated by any Guaranteed Agreement; (vii) the existence of any claim, set-off or other right which the Guarantor may have at any time against Acquisition Sub or the Guaranteed Party, whether in connection with the Obligations or otherwise (other than defenses to the payment of the Obligations that are available to Acquisition Sub) under any Guaranteed Agreement); (viii) the adequacy of any means the Guaranteed Party may have of obtaining payment or performance related to the Obligations; (ix) any termination of or change in any relationship between the Guarantor and the Acquisition Sub, including any such termination or change resulting from a change in the ownership of the Guarantor or the Acquisition Sub, or from the cessation of any commercial or legal relationship between the Guarantor and the Acquisition Sub; (x) any failure to notify the Guarantor of any events or circumstances relating to or arising from the Guaranteed Agreements or (xi) any other defense relating to the obligations of a surety or guarantor. To the fullest extent permitted by Law the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantor waives promptness, diligence, notice of the acceptance of this Guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligations incurred and all other notices of any kind (other than notices expressly required to be provided to Acquisition Sub pursuant to any Guaranteed Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of Acquisition Sub or any other Person interested in the transactions contemplated by any Guaranteed Agreement, and all suretyship defenses generally (other than defenses to the payment of the Obligations that are available to Parent or Acquisition Sub under any Guaranteed Agreement). The Guarantor acknowledges and agrees that it is in a position to monitor the Acquisition Sub’s satisfaction of the Obligations, and requires no notification by the Guaranteed Party of any events or circumstances relating thereto or arising therefrom. The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Guaranteed Agreements and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits.
          (b) The Guarantor hereby unconditionally and irrevocably waives any rights that it may now have or hereafter acquire against Acquisition Sub that arise from the existence, payment, performance, or enforcement of the Guarantor’s obligations under or in respect of this Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Acquisition Sub or such other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common Law, including, without limitation, the right to take or receive from Acquisition Sub or such other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, and the Guarantor shall not exercise any such rights unless and until all of the Obligations under this Guarantee shall have been paid in full (other than indemnities and contingent obligations not then due and payable). If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full (other than indemnities and contingent obligations not then due and payable) of the Obligations, such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of the Guarantor and shall promptly be paid or delivered to the Guaranteed Party to be credited and applied to the Obligations then due and owing, in accordance with the terms of any Guaranteed Agreement. Notwithstanding anything to the contrary contained in this Guarantee, the Guaranteed Party hereby agrees that to the extent Acquisition Sub is relieved of all or any portion of its payment obligations under any Guaranteed Agreement by virtue of the payment or satisfaction of such obligations, the Guarantor shall be similarly relieved of its corresponding Obligations under this Guarantee.
     4. NO WAIVER; CUMULATIVE RIGHTS. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by Law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time. The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Guaranteed Party’s rights against Acquisition Sub or any other Person liable for any Obligations prior to proceeding against the Guarantor hereunder.
     5. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants that:
          (a) the Guarantor has all requisite corporate power and authority to enter into this Guarantee and to perform its obligations hereunder;
          (b) the execution, delivery and performance of this Guarantee by the Guarantor does not, and will not, violate or result in a breach of any provision of, constitute a default (with or without notice or lapse of time or both) under, result in the termination or modification of, result in a right of termination, cancellation or acceleration of any material obligation or the loss of a material benefit under, or result in the creation of any lien or encumbrance upon any of the material properties or assets of the Guarantor pursuant to any provisions of (i) the certificate of incorporation, by-laws or similar governing documents of the Guarantor, (ii) any Law, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to the Guarantor or any of the Guarantor ‘s Subsidiaries or any of their respective properties or assets, or (iii) any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Guarantor is a party or by which it or any of its properties or assets may be bound, except as would not reasonably be expected to have a material adverse effect on the enforceability of this Guarantee;
          (c) all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Authority or third party necessary for the due execution, delivery and performance of this Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Authority or third party is required in connection with the execution, delivery or performance of this Guarantee; and

          (d) this Guarantee has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) the discretion of the court in which any matter relevant hereto is litigated.
     6. NO ASSIGNMENT. Neither the Guarantor nor the Guaranteed Party may assign or delegate their respective rights, interests or obligations hereunder to any other Person (except by operation of Law) without the prior written consent of the Guaranteed Party or the Guarantor, as the case may be; provided, however, that the Guaranteed Party may assign, transfer or pledge its rights hereunder to any Person for financing purposes.
     7. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be given and shall be deemed to have been duly received (a) upon receipt by hand delivery, (b) upon receipt after dispatch by registered or certified mail, postage prepaid, (c) on the next Business Day if transmitted by national overnight courier with confirmation of delivery, or (d) upon confirmation of delivery if transmitted by facsimile, as follows:
          if to the Guarantor:
NRG Energy, Inc.
211 Carnegie Center
Princeton, NJ 08540
Attn.: General Counsel
Facsimile: (609) 524-4589
          with a copy to:
Kirkland & Ellis LLP
655 15th St., N.W.
Washington, D.C. 20005
Attn: Mitchell F. Hertz
Facsimile: (202) 654-9603
          if to the Guaranteed Party, as provided in the Purchase Agreement.
     8. CONTINUING GUARANTEE. This Guarantee may not be revoked or terminated and shall remain in full force and effect and shall be binding on the Guarantor and its successors and assigns until all of the Guaranteed Agreement have terminated in accordance with their own terms or all Obligations have been satisfied in full.
     9. APPLICABLE LAW; JURISDICTION. This Guarantee shall be governed by and construed in accordance with the Laws of the State of New York, without regard to principles of conflict of laws. The Parties hereby declare that it is their intention that this Guarantee shall be regarded as made under the Laws of the State of New York and that the Laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the Parties agrees that any action, suit or proceeding arising out of this Guarantee (a “Proceeding”) shall be commenced and conducted exclusively in the federal or state courts in the Southern District of the State of New York, and each of the Parties hereby irrevocably and unconditionally: (i) consents to submit to the exclusive jurisdiction of the federal and state courts in the Southern District of the State of New York for any Proceeding (and each Party agrees not to commence any Proceeding, except in such courts); (ii) waives any objection to the laying of venue of any Proceeding in the federal or state courts in the Southern District of the State of New York; (iii) waives, and agrees not to plead or to make, any claim that any Proceeding brought in any federal or state court in the Southern District of the State of New York has been brought in an improper or otherwise inconvenient forum; and (iv) waives, and agrees not to plead or to make, any claim that any Proceeding shall be transferred or removed to any other forum. Each of the Parties hereby irrevocably and unconditionally agrees: (1) to the extent such Party is not otherwise subject to service of process in the State of New York, to appoint and maintain an agent in the State of New York as such Party’s agent for acceptance of legal process and (2) that service of process may also be made on such Party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to clause (1) or (2) above shall have the same legal force and effect as if served upon such Party personally within the State of New York.
     10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE PERFORMANCE CONTEMPLATED HEREBY.
     11. COUNTERPARTS. This Guarantee may be executed and delivered (including via facsimile) in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.
     12. [Reserved]
     13. MISCELLANEOUS.
          (a) This Guarantee (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and (b) is not intended to confer, and shall not confer, upon any Person other than the Parties hereto any remedies, claims of liability or reimbursement, causes of action or any other rights whatsoever.
          (b) This Guarantee may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by each of the Parties expressly stating that such instrument is intended to amend, modify or supplement this Guarantee.
          (c) Any term or provision of this Guarantee that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the Parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.
     (d) The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Guarantee.
     (e) All parties acknowledge that each party and its counsel have reviewed this Guarantee and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Guarantee.
* * * * *
(signature pages follow)

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

NRG Energy, Inc.
By:	/s/ David Crane
Name:	David Crane
Title:	President and CEO

     IN WITNESS WHEREOF, the Guaranteed Party has caused this Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

Reliant Energy, Inc.
By:	/s/ D. Rogers Herndon
	Name:	D. Rogers Herndon
	Title:	Senior Vice President

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